Exhibit 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, each of the undersigned hereby agrees to the joint filing, along with all other such undersigned, on behalf of the Reporting Persons (as defined in the joint filing), of a statement on Schedule 13D (including amendments thereto) with respect to Common Stock, $1.00 par value per share of Ampco-Pittsburgh Corporation, and that this agreement be included as an Exhibit 1 to such joint filing. This agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument. The undersigned acknowledge that each shall be responsible for the timely filing of any amendments, and for the completeness and accuracy of the information concerning the undersigned or contained herein and therein, but shall not be responsible for the completeness and accuracy of the information concerning the others.

Dated: April 1, 2016

ALTOR HOLDINGS LIMITED

By:	/s/ Stefan Linder
Name: Stefan Linder
Title: Director

ALTOR FUND II GP LIMITED

By:	/s/ Emily Sturgess
Name: Emily Sturgess
Title: Authorized Signatory

By:	/s/ Matthew Hague
Name: Matthew Hague
Title: Authorized Signatory

ALTOR FUND II (NO. 1) LIMITED PARTNERSHIP

By:	/s/ Emily Sturgess
Name: Emily Sturgess
Title: Authorized Signatory

By:	/s/ Matthew Hague
Name: Matthew Hague
Title: Authorized Signatory

ALTOR FUND II (NO. 2) LIMITED PARTNERSHIP

By:	/s/ Emily Sturgess
Name: Emily Sturgess
Title: Authorized Signatory

By:	/s/ Matthew Hague
Name: Matthew Hague
Title: Authorized Signatory

ALTOR FUND II (NO. 3) LIMITED PARTNERSHIP

By:	/s/ Emily Sturgess
Name: Emily Sturgess
Title: Authorized Signatory

By:	/s/ Matthew Hague
Name: Matthew Hague
Title: Authorized Signatory

ALTOR FUND II (NO. 4) LIMITED

By:	/s/ Emily Sturgess
Name: Emily Sturgess
Title: Authorized Signatory

By:	/s/ Matthew Hague
Name: Matthew Hague
Title: Authorized Signatory